UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2024

ConocoPhillips

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32395	01-0562944
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

925 N. Eldridge Parkway
Houston, Texas 77079

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 293-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 Par Value	COP	New York Stock Exchange
7% Debentures due 2029	CUSIP – 718507BK1	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.

On December 10, 2024, ConocoPhillips issued press releases announcing the following:

•	the early tender results and pricing terms of the previously announced cash tender offer to purchase certain notes issued by ConocoPhillips and ConocoPhillips Company and certain subsidiaries thereof, and

•	the early tender results of the previously announced private offers to exchange the following notes issued by Marathon Oil Corporation for up to $4 billion in aggregate principal amount of new notes issued by ConocoPhillips Company: (i) 4.400% notes due 2027, (ii) 5.300% notes due 2029, (iii) 6.800% notes due 2032, (iv) 5.700% notes due 2034, (v) 6.600% notes due 2037, and (vi) 5.200% notes due 2045.

Copies of these press releases are filed as Exhibits 99.1, 99.2, and 99.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by ConocoPhillips on December 10, 2024
99.2	Press release issued by ConocoPhillips on December 10, 2024
99.3	Press release issued by ConocoPhillips on December 10, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL and filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS

Date:	December 10, 2024	By:	/s/ Kontessa S. Haynes-Welsh
		Name:	Kontessa S. Haynes-Welsh
		Title:	Vice President and Treasurer